Exhibit G-13

Units	Owner	Form of Ownership	Percentage Ownership

Conowingo	Exelon Generation	Stock Interest*	100%
Yards Creek	Exelon Generation	Fee Interest	100%
Eddystone 1-2	Exelon Generation	Fee Interest	100%
Cromby 1	Exelon Generation	Fee Interest	100%
Hudson 2	Exelon Generation	Fee Interest	100%
Mercer 1-2	Exelon Generation	Fee Interest	100%
Bergen, 1ST, 1SC, 1CC	Exelon Generation	Fee Interest	100%
Bergen 3	Exelon Generation	Fee Interest	100%
Sewaren 1-4	Exelon Generation	Fee Interest	100%
Hudson 1	Exelon Generation	Fee Interest	100%
Kearney 7-8	Exelon Generation	Fee Interest	100%
Pennsbury 1-2	Exelon Generation	Fee Interest	100%
Cromby 2	Exelon Generation	Fee Interest	100%
Kearny (PSEG)	Exelon Generation	Fee Interest	100%
Burlington (PSEG)	Exelon Generation	Fee Interest	100%
Eddystone 3-4	Exelon Generation	Fee Interest	100%
Essex	Exelon Generation	Fee Interest	100%
Edison	Exelon Generation	Fee Interest	100%
Fairless Hills	Exelon Generation	Fee Interest	100%
Cromby 1C1	Exelon Generation	Fee Interest	100%
Delaware 1	Exelon Generation	Fee Interest	100%
Schuyhill 1, 10-11, 1C1	Exelon Generation	Fee Interest	100%
Croydon	Exelon Generation	Fee Interest	100%
Essex 10, 11, 12	Exelon Generation	Fee Interest	100%
Edison	Exelon Generation	Fee Interest	100%
Richmond	Exelon Generation	Fee Interest	100%
Kearny 9, 10, 12	Exelon Generation	Fee Interest	100%
National Park	Exelon Generation	Fee Interest	100%
Falls	Exelon Generation	Fee Interest	100%
Moser	Exelon Generation	Fee Interest	100%
Delaware 9-12	Exelon Generation	Fee Interest	100%
Eddystone 10-40	Exelon Generation	Fee Interest	100%
Southwark 3-6	Exelon Generation	Fee Interest	100%
Chester 7-9	Exelon Generation	Fee Interest	100%
Burlington 8-11	Exelon Generation	Fee Interest	100%
Bayonne 1-2	Exelon Generation	Fee Interest	100%
Sewaren 6	Exelon Generation	Fee Interest	100%
Mercer 3	Exelon Generation	Fee Interest	100%
Muddy Run	Exelon Generation	Fee Interest	100%
Keystone 1-2†	Exelon Generation	Fee Interest	43.49%
Keystone*	Exelon Generation	Fee Interest	43.49%
Conemaugh 1-2*	Exelon Generation	Fee Interest	43.22%
Conemaugh*	Exelon Generation	Fee Interest	43.22%

*	Exelon Generation owns 100% of the stock Susquehanna Power Company, which owns the Conowingo unit.

†	Reflects combined interest of Exelon and PSEG in Keystone and Conemaugh. Prior to the Consolidating Transfers, Exelon Generation owned 20.99%, 20.99%, 20.72%, and 20.72 % in Keystone 1-2, Keystone, Conemaugh 1-2, and Conemaugh, respectively.